                                                                   EXHIBIT 10.21







                                  July 2, 1998



Penwest Pharmaceuticals Co.,
a Washington corporation
2981 Route 22
Patterson, NY 12563-9970



Dear Sirs:

                  RE: Establishment of Revolving Term Credit Facility In Favor of Penwest Pharmaceuticals Co.
                         -----------------------------------------------


         The Bank of Nova Scotia (the "Bank") is pleased to advise that, subject to your acceptance, the Bank will make available to Penwest Pharmaceuticals Co., a Washington corporation (such corporation being the "Borrower") the revolving term credit facility described in this agreement (the "Credit Agreement") upon the following terms and conditions:

CREDIT            A revolving term credit (the "Credit") in the amount of
FACILITIES        US$15,000,000 (the "Commitment Amount") under which are
                  available U.S. dollar advances (each availment thereunder being an "Availment").

BOOKING           Portland Branch
POINT             888 S.W. Fifth Avenue, Suite 750
                  Portland, Oregon 97204-2098
                  (the "Branch")

PURPOSES To fund working capital and general corporate purposes, including capital expenditures.

CREDIT            Commencing on the date that Penford Corporation, a Washington
AVAILMENTS        corporation ("Penford"), ceases to own any of the common stock of the Borrower, the Borrower may obtain U.S. dollar advances under the Credit by the Borrower selecting in respect of each such advance one of the interest options as follows:






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To: Penwest Pharmaceuticals Co.                                          Page 2
--  --------------------------                                           ------




                    (1) Base Rate Advances in a minimum amount of US$100,000 and in whole multiples of US$10,000: Alternate Base Rate.

                    (2) LIBOR Advances in whole multiples of US$1,000,000: LIBO Rates (Reserve Adjusted) for 1, 2, or 3 month LIBOR Periods, plus 1.25% per annum.

                    A LIBOR Period for a LIBOR Advance may not extend beyond the termination date of the Credit.

                    The Borrower may convert from a LIBOR Advance to a Base Rate Advance (a "Base Rate Conversion") or from a Base Rate Advance to a LIBOR Advance (a "LIBOR Conversion"); provided that a Base Rate Conversion may only be made on the expiry of the applicable LIBOR Period.

                    LIBOR Advances, LIBOR Conversions and renewals of LIBOR Periods are offered subject to the availability to the Bank of appropriate LIBO Rate quotations.

FACILITY FEE        Upon the Borrower's execution of this Credit Agreement, the
                    Borrower shall pay in respect of the Credit a non-refundable facility fee of US$60,000.

COMMITMENT FEE      The Borrower shall pay, on the last Business Day of each
                    calendar quarter and on the final maturity of the Credit, a commitment fee of 0.325% per annum, computed on the unused portion of the Commitment Amount as it may be reduced from time to time, calculated daily in arrears on the basis of a 360-day year for the actual number of days elapsed from the date of the Borrower's execution of this Credit Agreement.
                    The Borrower shall be entitled to cancel all or any of the unused portion of the Commitment Amount at such time without penalty on not less than 30 days' written notice to the Bank and upon payment of all accrued commitment fees to such date of cancellation, whereupon the Commitment Amount shall be permanently reduced accordingly.

MATURITY &          The Credit shall revolve and may be drawn down until August
REDUCTION OF        31, 2000 when all amounts then outstanding or accrued in
COMMITMENT          respect of such Credit shall be due and payable; PROVIDED,
AMOUNT              HOWEVER, that prior to such maturity date, the Commitment
                    Amount shall be permanently reduced by the net proceeds
                    ("Securities Proceeds") to the Borrower of any sale by the Borrower or any subsidiary of the Borrower of securities (as the term "securities" is defined in Section 2(1) of the Securities Act of 1933, as amended), except the sale of securities to plan participants pursuant to the Borrower's
                    401(k) plan or equity incentive plans. Reduction of the Commitment Amount to zero













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To: Penwest Pharmaceuticals Co.                                          Page 3
--  --------------------------                                           ------



                    shall terminate the Credit, and all amounts then outstanding or accrued in respect of the Credit shall be due and payable. The Borrower shall give the Bank written notice of the receipt of any Securities Proceeds on the Business Day that the Borrower receives such Securities Proceeds.

CALCULATION         DETERMINATION OF RATES. "Alternate Base Rate" means a
& PAYMENT           variable interest rate per annum (as shall be in effect from time to time) (rounded to the nearest 1/100 of 1%) equal to the greater of: (a) the annual rate of interest announced from time to time by the Bank in the United States through the Branch as its "Base Rate"; and (b) the Federal Funds
                    Effective Rate plus 1/2 of 1% per annum. The "Federal Funds
                    Effective Rate" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal
                    Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Business
                    Day, for the next preceding Business Day) by the Federal
                    Reserve Bank of New York or, for any day on which such rate is not so published for such day by the Federal Reserve Bank of New York, the average of the quotations for such day for such transactions received by the Bank from three Federal
                    Funds brokers of recognized standing selected by the Bank.
                    If for any reason the Bank shall have determined (which determination shall be conclusive, absent manifest error) that it is unable to ascertain the Federal Funds Effective
                    Rate for any reason, including without limitation, the inability or failure of the Bank to obtain sufficient bids or publications in accordance with the terms hereof, the rate announced by the Bank through the Branch as its "Base
                    Rate" shall be the Alternate Base Rate until the circumstances giving rise to such inability no longer exist.

                    The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Bank in connection with extensions of credit. Changes in the rate of interest on any Advances maintained as Base Rate Advances will take effect simultaneously with each change in the Alternate Base Rate. The Bank will give notice promptly to the Borrower of changes in the Alternate Base Rate.

                    The "LIBO Rate (Reserve Adjusted)" for each LIBOR Period (being the applicable interest period chosen by the Borrower for a LIBOR Advance) means a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:


                                                       LIBO RATE
                            LIBO Rate      =  -------------------------------
                       (Reserve Adjusted)     1.00 - LIBOR Reserve Percentage




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To: Penwest Pharmaceuticals Co.                                          Page 4
--  --------------------------                                           ------



                    The LIBO Rate (Reserve Adjusted) for any LIBOR Period shall be determined by the Bank on the basis of the LIBOR Reserve Percentage in effect and the applicable LIBO Rate on the second Business Day prior to the commencement of such LIBOR Period. The "LIBO Rate" for each LIBOR Period means the rate of interest per annum at which the Bank is offered deposits by prime banks in the London interbank market, as at 11:00 a.m. (London, England time), on the second Business Day prior to the commencement of such LIBOR Period, in an amount of U.S. dollars similar to the amount of the applicable LIBOR Advance for a deposit period comparable to such LIBOR Period. "LIBOR Reserve Percentage" means, relative to any LIBOR Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the Board of Governors of the Federal Reserve System, having a term approximately equal or comparable to such LIBOR Period.

                    INTEREST CALCULATION AND PAYMENT. Interest computed with reference to the Alternate Base Rate shall accrue from day to day for the actual number of days elapsed and shall be calculated and payable monthly, not in advance, on the last day of each calendar month, or on the next preceding Business Day if the last day of the month is not a Business Day. Interest computed with reference to a LIBO Rate (Reserve Adjusted) shall accrue from day to day for the actual number of days elapsed and shall be calculated and payable at the end of the applicable LIBOR Period. Interest computed with reference to the Alternate Base Rate shall be calculated on the basis of a 365/366-day year, but interest computed with reference to a LIBO Rate (Reserve Adjusted) shall be calculated on the basis of a year of 360 days.

                    LIBOR PERIODS. The Borrower shall designate the LIBOR Period to apply to each LIBOR Advance in its notice of any drawdown of such advance, any LIBOR Conversion, and any renewal of an existing LIBOR Period, provided that, upon failure of the Borrower to give notice of any such designation, when applicable, as required under this Credit Agreement, the Bank may either convert the affected LIBOR Advance to a Base Rate Advance or designate a substitute LIBOR Period which will apply to such advance for the purpose of determining the interest rate with respect to same.

                    DEFAULT OF PAYMENT. Amounts not paid when due in respect of a Base Rate Advance shall bear interest at the rate applicable thereto, plus 2% per annum.

To: Penwest Pharmaceuticals Co.                                          Page 5
--  --------------------------                                           ------

                    Amounts not paid when due in respect of a LIBOR Advance may be deemed a Base Rate Advance by the Bank and the Bank may so convert such advance. Any other unpaid monetary obligation of the Borrower arising under this Credit Agreement shall be deemed to be an amount not paid when due in respect of a Base Rate Advance, as applicable. Interest payable under this paragraph shall accrue from day to day for the actual number of days elapsed and shall be calculated and payable upon demand. The rights of the Bank under this paragraph shall continue to apply from the date of such default for so long as such default shall continue, both before and after demand and judgment.

REPAYMENTS          The Borrower may make without penalty any repayment or
                    prepayment of a Base Rate Advance in a minimum amount of US$100,000 and in a whole multiple of US$10,000. The
                    Borrower may make any repayment of a LIBOR Advance in a minimum amount of US$1,000,000 and in a whole multiple of US$1,000,000, but any repayment in respect of a LIBOR
                    Advance may be made only on the last day of the LIBOR Period for such Advance. If at any time the sum of the aggregate outstanding principal amount of all Availments exceeds the Commitment Amount (as it may be reduced from time to time), the Borrower shall immediately upon notice from the Bank make a mandatory prepayment of the Availments in an aggregate amount equal to such excess.

SECURITY As continuing security for the present and future indebtedness and liability of the Borrower to the Bank hereunder, the Borrower shall cause to be executed and delivered in favor of the Bank irrevocable guarantees by Penford and Penford subsidiary, Penford Products Co., a Delaware corporation ("Penford Products"), in form and substance satisfactory to the Bank (each a "Guarantee"), of the Borrower's obligations under this Credit Agreement. Each Guarantee shall include the guarantor's agreement to cause to be executed and delivered in favor of the Bank an irrevocable guarantee of the Borrower's obligations under this Credit Agreement by any material subsidiary of the guarantor hereafter formed, which guarantee shall also be in form and substance satisfactory to the Bank. As used in this Credit Agreement, a "material subsidiary" of Penford or Penford Products shall mean a subsidiary which owns assets with a value equal to ten percent (10%) or more of the value of the consolidated assets of Penford and its subsidiaries.

To: Penwest Pharmaceuticals Co.                                          Page 6
--  --------------------------                                           ------



REPRESEN-                  The Borrower represents and warrants that:
TATIONS AND
WARRANTIES


                  (1) the Borrower is a corporation duly incorporated and organized and validly subsisting under the laws of the state of Washington and is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required; the Borrower has all requisite capacity, power and authority to own, hold under license or lease its properties, to carry on its business as now conducted and to otherwise enter into, and carry out the transactions contemplated by, this Credit Agreement.

                  (2) all necessary action has been taken to authorize the execution, delivery and performance of this Credit Agreement by the Borrower, and this Credit Agreement is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower by the Bank in accordance with its terms; it is not contrary to any contractual restriction binding on the Borrower; and the Borrower's execution and delivery of the same neither requires a third party consent nor would entitle any third party to accelerate any debt owing to it.

                  (3) the execution, delivery and performance of this Credit Agreement and the consummation of the transactions contemplated herein do not and will not conflict with, result in any breach or violation of, or constitute a default under, the terms, conditions or provisions of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or by which the Borrower benefits or to which any of its property is subject or of any material agreement, lease, license, permit or other instrument to which the Borrower is a party or is otherwise bound or by which the Borrower benefits or to which any of its property is subject and do not require the consent or approval of any other party or any governmental body, agency or authority.

                  (4) except as set forth in a disclosure letter provided to the Bank, there are no actions, suits, inquiries, claims or proceedings (whether or not purportedly on behalf of the Borrower) pending or threatened against or affecting the Borrower before any government, parliament, legislature, regulatory authority, agency, commission, board or court or before any private arbitrator, mediator or referee which in any case or in the aggregate may result in any material adverse change:

                           (i) in the condition, financial or otherwise, of the Borrower or any of its assets; or




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To: Penwest Pharmaceuticals Co.                                          Page 7
--  --------------------------                                           ------


                           (ii) in the ability of the Borrower to perform its obligations under this Credit Agreement, or in the ability of the Bank to enforce any of such obligations.

                  (5) the Borrower is not in violation of any mortgage, franchise, license, judgment, decree, order, statute, ordinance, rule or regulation relating in any way to it, to the operation of its business or to its property or assets and which would result in a material adverse change in its condition, financial or otherwise, and the Borrower has all necessary licenses, permits and consents to operate its businesses where they are currently being operated.

                  (6) no event has occurred which constitutes or which, with giving of notice, lapse of time or both, would constitute a material default under or in respect of any material agreement or instrument in respect of indebtedness to which the Borrower is a party or to which any of its property or assets may be subject.

                  (7)      the Borrower has not:

                           (i) admitted its inability to pay its debts generally as they become due or failed to pay its debts generally as they become due;

                           (ii)     filed an assignment or petition in
                                    bankruptcy or a petition to take advantage of any insolvency statute;

                           (iii) made an assignment for the benefit of its creditors;

                           (iv) consented to the appointment of a receiver of the whole or any substantial part of its assets;

                           (v) filed a petition or answer seeking a reorganization, arrangement, adjustment or composition under applicable bankruptcy laws or any other applicable state or federal law or statute; or

                           (vi) been adjudged by a court having jurisdiction a bankrupt or insolvent, nor has a decree or order of a court having jurisdiction been entered for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy with such decree or order having remained in force and undischarged or unstayed for a period of 60 days.

To: Penwest Pharmaceuticals Co.                                          Page 8
--  --------------------------                                           ------


                  (8) any Employee Pension Benefits Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of the Borrower meet, as of the date of this Credit Agreement, the minimum funding standards of 29 U.S.C. ss. 1082 (Section 302 of ERISA), and no Reportable Event or Prohibited Transaction, as defined in ERISA, has occurred with respect to any Employee Benefit Plan of the Borrower, as defined in ERISA.

                  (9) The Borrower has conducted a comprehensive review and assessment of the Borrower's computer applications and made inquiry of the Borrower's key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and, based on that review and inquiry, the Borrower does not believe the year 2000 problem will result in a material adverse change in the financial condition or business prospects of the Borrower.

                  All of the representations and warranties of the Borrower contained herein shall survive the execution and delivery of this Credit Agreement notwithstanding any investigation made at any time by or on behalf of the Bank.

CONDITIONS TO     INITIAL DRAWDOWN. The right of the Borrower to obtain the
UTILIZATION       initial drawdown hereunder is subject to the conditions
                  precedent that the Bank has received, in form and substance satisfactory to it:

                  (1) a duly certified resolution of the Board of Directors of the Borrower authorizing the Borrower to execute, deliver and perform its obligations under this Credit Agreement and any other agreement or instrument required by this Credit Agreement, together with executed copies of such documentation;

                  (2) a certificate of a senior officer of the Borrower setting forth the specimen signature of the individual authorized to sign this Credit Agreement;

                  (3) a certificate of the Secretary of State of Washington, dated within 30 days of the date of this Credit Agreement, attesting to the continued corporate existence of the Borrower in that state;

                  (4) a copy of the by-laws of the Borrower and all amendments thereto, certified as a true copy by a senior officer of the Borrower;



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To: Penwest Pharmaceuticals Co.                                          Page 9
--  --------------------------                                           ------


                  (5) a duly certified resolution of Penford authorizing Penford to execute and deliver its Guarantee and to perform its obligations under its Guarantee, together with executed copies of such documentation;

                  (6) a certificate of a senior officer of Penford setting forth the specimen signature of the individual authorized to sign its Guarantee;

                  (7) a duly certified resolution of Penford Products authorizing Penford Products to execute and deliver its Guarantee and to perform its obligations under its Guarantee, together with executed copies of such documentation;

                  (8) a certificate of a senior officer of Penford Products setting forth the specimen signature of the individual authorized to sign its Guarantee;

                  (9) such supporting and other certificates and documentation as the Bank may reasonably request;

                  (10) favorable opinions of counsel, in form and substance satisfactory to the Bank, concerning the validity and enforceability of agreements and instruments to be delivered to the Bank with respect to the Credit and concerning any other matter about which the Bank may reasonably request an opinion of counsel;

                  AND, in addition, that:

                  (11) Penford and Penford Products shall have duly executed and delivered their respective Guarantees;

                  (12) no Event of Default shall have occurred and be continuing, and the Bank shall have received a certificate of the Borrower so certifying to the Bank.

                  (13) no material adverse change in the financial condition or business prospects of the Borrower shall have occurred since the preparation of the Borrower's December 31, 1997 financial statements.

                  (14) no material adverse change in the financial condition or business prospects of Penford shall have occurred since the preparation of Penford's August 31, 1997 financial statements.

                  EACH UTILIZATION. The right of the Borrower to obtain at any time any drawdown of an Availment (including the initial drawdown) or any

To: Penwest Pharmaceuticals Co.                                          Page 10
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                  conversion from one Availment to another or any renewal of a
                  LIBOR Period hereunder (each a "Utilization") is subject to the further conditions precedent that at the time of such
                  Utilization:

                  (1) in the case where such Utilization is a drawdown, no event or circumstance has occurred and is continuing, or would result from the making of such Utilization, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both, or, which when considered by itself or together with other past or then existing events or circumstances, constitutes or would constitute a material adverse change in the business prospects or financial condition of the Borrower; and

                  (2) the representations and warranties of the Borrower contained in this Credit Agreement shall be true and correct in all material respects at the date of such Utilization as if such representations and warranties were made on such date.

NOTICE The Borrower shall give to the Bank, through the Bank's subsidiary, Scotiabanc, Inc., Suite 2700, 600 Peachtree Street, N.E., Atlanta, Georgia 30308, three Business Days' notice of each Utilization or repayment in respect of a LIBOR Advance and same Business Day's notice of each Utilization or repayment in respect of any other type of Availment. To be deemed given on a Business Day, a notice must be delivered to the Bank on or before 9:00 a.m., Portland, Oregon time, on the Business Day. As used in this Credit Agreement, a "Business Day" means any day other than a Saturday, or a Sunday, or a day that banks are lawfully closed for business in Portland, Oregon, Atlanta, Georgia, or New York, New York, or, if in respect of a LIBOR Advance, any other day on which transactions cannot be carried out by and between banks in the London interbank market.

                  Any notice or communication shall be deemed to have been given to a party hereunder when given in accordance with the provisions of Exhibit A attached hereto. Each notice or communication given by a party hereunder shall be binding on it and shall not be revocable without the other party's consent.

To: Penwest Pharmaceuticals Co.                                          Page 11
--  --------------------------                                           -------


PAYMENTS All payments or disbursements made or required to be made hereunder shall be in U.S. dollars in immediately available funds as follows:

                  (1) in the case of disbursements to the Borrower, to such account as the Borrower shall from time to time designate in writing to the Bank;

                  (2) with respect to all amounts owed to the Bank, on the due date, not later than 12:00 noon Portland, Oregon time, by paying the Bank of Nova Scotia, New York Agency, through the Fed Wire in Federal Funds using ABA no. 026002532, for further credit to the Loan Servicing Interbranch Account (Portland), Account No. 6102-32;

                  or in such other manner as any party may from time to time notify the other.

COVENANTS         Except for the transactions described in that certain Form 10 filed with the United States Securities and Exchange
                  Commission on June 22, 1998, or as otherwise permitted by the Bank, which permission shall not be unreasonably withheld, the Borrower hereby covenants, until the Borrower has fulfilled all of its obligations under this Credit Agreement:

                  (1) not to permit a material change in the organizational structure or operations of the Borrower;

                  (2) to promptly notify the Bank of the occurrence of any event or circumstance which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and to provide to the Bank a detailed statement of the steps, if any, being taken to cure or remedy such default;

                  (3) to maintain the Borrower's existence as a corporation under the laws of the state of Washington and to have the Borrower qualified and remain duly qualified to carry on business and own property in each jurisdiction in which such qualification is necessary in view of the Borrower's business and operations;

                  (4) to conduct the Borrower's business in the ordinary course and in such a manner so as to comply in all material respects with all applicable laws and regulations and so as to preserve and protect, to the extent consistent with the conduct of the Borrower's business in the ordinary course, the Borrower's property and assets and the earnings, income

To: Penwest Pharmaceuticals Co.                                          Page 12
--  --------------------------                                           -------


                           and profits therefrom; to perform all obligations incidental to any trust imposed upon the Borrower by statute and to ensure that any breaches of the said obligations and the consequences of any such breach shall be promptly remedied;

                  (5) to pay or cause to be paid all taxes, rates, government fees and dues levied, assessed or imposed upon the Borrower and upon its property or assets or any part thereof, as and when the same become due and payable, save and except when and so long as the validity or amount of any such taxes, rates, fees, dues, levies, assessments or imposts is being contested in good faith by proper legal proceedings, and shall deliver to the Bank, when requested, the receipts and vouchers establishing such payment;

                  (6) to keep proper books of account and records covering all of the Borrower's business and affairs on a current basis and to permit a representative of the Bank to inspect the Borrower's books of account, records and documents and to make copies therefrom during reasonable business hours and upon reasonable notice;

                  (7) if the Borrower changes its name, to promptly notify the Bank in writing of the details of such change;

                  (8) to promptly notify the Bank of any action, suit, inquiry, claim or proceeding (collectively, a "Proceeding"), whether or not purportedly on behalf of the Borrower, commenced or threatened against or affecting the Borrower before any government, parliament, legislature, regulatory authority, agency, commission, board or court or before any private arbitrator, mediator or referee, if such Proceeding would cause the aggregate potential liability of the Borrower with respect to all Proceedings pending against the Borrower to exceed US$500,000, or if such Proceeding or the aggregate of such Proceeding and all other Proceedings pending against the Borrower might result in any material adverse change:

                           (i) in the condition, financial or otherwise, of the Borrower; or

                           (ii) in the ability of the Borrower to perform its obligations under this Credit Agreement, or in the ability of the Bank to enforce any of such obligations;

                  (9) not to create, incur, assume or suffer to exist any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement,

To: Penwest Pharmaceuticals Co.                                          Page 13
--  --------------------------                                           -------


                           encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever (collectively, "Liens") upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                           (i) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                           (ii) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                           (iii) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                           (iv) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

                           (v) Liens on property used or to be used by the Borrower in the ordinary course of business, securing payment of all or part of the purchase price thereof, provided that such Liens are limited to the property so purchased and additions and improvements thereto and proceeds thereof;

                  (10) not to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any indebtedness, other than, without duplication, the following:

To: Penwest Pharmaceuticals Co.                                          Page 14
--  --------------------------                                           -------



                           (i)      indebtedness in respect of the Credit; and

                           (ii) unsecured indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services and up to an aggregate of US$2,000,000 of letters of credit reimbursement liability, but excluding other indebtedness incurred through the borrowing of money or contingent liabilities) including, without limitation, accrued expenses, taxes payable, accrued environmental liabilities, deferred employment benefits and deferred income taxes, to the extent incurred in the ordinary course of business;

                           PROVIDED, HOWEVER, that no indebtedness otherwise permitted by clauses (i) or (ii) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing;

                  (11) not to purchase or develop any real property without the prior written consent of the Bank;

                  (12) not to declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares or any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or, except as permitted in clause (20) below, to repurchase any common stock or other equity securities of the Borrower or its subsidiaries;

                  (13) not to make or assume any loan or make any advance of money to any officer, director or employee of the Borrower other than advances to employees for expenses made in the ordinary course of business;

                  (14) not to liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

                           (i) any subsidiary of the Borrower may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower

To: Penwest Pharmaceuticals Co.                                          Page 15
--  --------------------------                                           -------


                                    or any other subsidiary of the Borrower so long as, after giving effect thereto, the Borrower is a surviving corporation, and the assets or stock of any subsidiary of the Borrower may be purchased or otherwise acquired by the Borrower or any other subsidiary of the Borrower; and

                           (ii) so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger; PROVIDED, HOWEVER, that after giving effect to any such merger the Borrower or its subsidiary party thereto is the surviving corporation.

                  As used in this Credit Agreement, "Person" means any natural person, corporation, partnership, limited liability company, firm, association, or trust;

                  (15) not to sell, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any or all of its assets (including accounts receivable and capital stock of subsidiaries) to any Person, unless such sale, transfer, lease, contribution or conveyance or grant is made in the ordinary course of its business. For purposes of this covenant, the license of the intellectual property or other technology of the Borrower as part of collaborations or otherwise shall be deemed made in the ordinary course of business;

                  (16) not to enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower with a Person which is not one of its Affiliates. As used in this Credit Agreement, "Affiliate" means any other Person which, directly or indirectly, controls, is controlled by or is under common control with the Borrower, other than Penford or its subsidiaries. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise;

To: Penwest Pharmaceuticals Co.                                          Page 16
--  --------------------------                                           -------


                  (17) not to take part in any dissolution or reorganization or in any similar proceeding or arrangement;

                  (18) not to use any part of the proceeds of the Credit to purchase or carry "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System;

                  (19) not to purchase or redeem any of the capital stock of the Borrower, except for the purchase of common stock of the Borrower to be held in the Borrower's 401(k) plan where the purchase price of such stock does not exceed US$200,000 in the aggregate in any calendar year;

                  (20) not to make, incur, assume or suffer to exist any investment in any other Person, except:

                           (i)      Cash Equivalent Investments;

                           (ii)     in the ordinary course of business,
                                    investments made in connection with the
                                    establishment or maintenance by the Borrower of research and development collaborations;

                           (iii) without duplication, investments permitted as indebtedness pursuant to clause (10) of this section;

                           (iv)     in the ordinary course of business,
                                    investments by the Borrower in any of its subsidiaries, or by any such subsidiary in any of its subsidiaries or any other subsidiary, by way of contributions to capital or loans or advances; and

                           (v) other investments in an aggregate amount at any time not to exceed US$2,000,000 minus any losses on such investments;

                           PROVIDED, HOWEVER, that no investment otherwise permitted by clause (ii), (iii), or (iv) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default shall have occurred and be continuing. As used in this Credit Agreement, "Cash Equivalent Investment" means, at any time:

                           (i) any obligation, maturing not more than one year after such time, issued or guaranteed by the United States government;

To: Penwest Pharmaceuticals Co.                                          Page 17
--  --------------------------                                           -------


                           (ii) municipal notes or note funds rated at the time of purchase, SP-1/A-1 or SP-2/A-2 by Standard & Poor's Ratings Group or VMIG1 or VMIG2 by Moody's Investors Service, Inc.; municipal bonds or bond funds rated at the time of purchase, AAA or AA by Standard & Poor's Ratings Group or Aaa or Aa by Moody's Investors Service, Inc.; or money market funds rated at the time of purchase, A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.;

                           (iii) commercial paper, maturing not more than nine months from the date of issue, which is issued by (x) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-2 by Standard & Poor's Ratings Group or at least P-2 by Moody's Investors Service, Inc., or (y) the Bank; or

                           (iv) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either
                                    (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than US$500,000,000, or (ii) the Bank.

EVENTS OF         Upon the occurrence and continuation of any Event of Default,
DEFAULT           the Bank may terminate the Credit and/or demand payment of all indebtedness and liability outstanding and accrued thereunder to the date of demand and proceed to take such steps as it deems fit including proceedings to realize under any security it holds in that respect.

                  An Event of Default shall occur if:

                  (1) the Borrower fails to pay any amount of principal, interest, fees or other amounts within three Business Days of when due under this Credit Agreement; or

                  (2) the Borrower breaches any of its covenants hereunder and such breach of covenant (other than a covenant to pay) continues for ten Business Days or more after notice to remedy same; PROVIDED, HOWEVER, that in the event that such breach cannot reasonably be

To: Penwest Pharmaceuticals Co.                                          Page 18
--  --------------------------                                           -------



                           cured within ten Business Days after notice to remedy same, the failure to cure such breach within the ten Business Day cure period shall not constitute an Event of Default if:

                           (i) substantial progress is made to cure such breach within the ten Business Day cure period;

                           (ii) cure is completed as soon as possible after the ten Business Day cure period; and

                           (iii) the passage of the ten Business Day cure period will not jeopardize the ability of the Bank to collect all sums due or to become due to the Bank; or

                  (3) the Borrower makes any representation or warranty hereunder which is incorrect in any material respect when made and a cure is not effected within ten Business Days or more after notice to remedy same; PROVIDED, HOWEVER, that in the event that such cure cannot reasonably be effected within ten Business Days after notice to remedy same, the failure to cure within the ten Business Day cure period shall not constitute an Event of Default if:

                           (i) substantial progress is made to effect a cure within the ten Business Day cure period;

                           (ii) cure is completed as soon as possible after the ten Business Day cure period; and

                           (iii) the passage of the ten Business Day cure period will not jeopardize the ability of the Bank to collect all sums due or to become due to the Bank; or

                  (4) the Borrower admits in writing its inability to pay its debts generally; fails to pay a material amount of any of its indebtedness when due and such failure continues after any applicable grace period specified in any agreement or instrument relating to such indebtedness (PROVIDED, HOWEVER, that the failure to pay indebtedness in connection with the Borrower's purchase of goods or services in the ordinary course of business shall, if the Borrower disputes such indebtedness in good faith, not be an Event of Default hereunder for a period of 45 days after the expiration of the applicable grace period specified in any agreement or instrument relating to such indebtedness); permits any material default under any agreement or instrument relating to its

To: Penwest Pharmaceuticals Co.                                          Page 19
--  --------------------------                                           -------


                           indebtedness, or any other event, to occur and to continue after any applicable grace period specified in such agreement or instrument and the effect of such default or event is to accelerate the maturity of a material amount of such indebtedness; is the subject of (i) a voluntary bankruptcy proceeding, or
                           (ii) an involuntary bankruptcy proceeding which is not dismissed within 60 days; or, becomes subject to any proceeding seeking liquidation, rearrangement, relief of creditors or the appointment of a receiver or trustee over, or any judgment or order which has or might have a material and adverse effect on, any substantial part of its property; or

                  (5) any course of action is undertaken by the Borrower which is intended to result in, or would result (in the reasonable opinion of the Bank) in the transfer of all or substantially all of the assets of the Borrower; or

                  (6) any person (as the term "person" is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or two or more persons acting in concert, acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of one-third (1/3) or more of the outstanding shares of voting stock of the Borrower; or

                  (7)      the Borrower is dissolved; or

                  (8) Penford or Penford Products at any time breaches any agreement, covenant or warranty under its Guarantee and such breach is not cured within the time specified for cure under the Guarantee or waived by the Bank, or the Guarantee fails to remain in full force and effect; or

                  (9) an event of default occurs and is continuing under any credit agreement with Penford under which the Bank is either the sole lender or a participating lender, PROVIDED, HOWEVER, that in no event shall a default caused solely by a change in control of Penford be deemed an Event of Default under this Credit Agreement; or

                  (10) a material Reportable Event or Prohibited Transaction, as defined in ERISA, occurs and is continuing or a material accumulated funding deficiency is incurred within the meaning of ERISA, or a material liability to the Pension Benefit Guaranty Corporation occurs and is continuing which, in the opinion of independent Certified Public Accountants of recognized standing selected by the Borrower, will

To: Penwest Pharmaceuticals Co.                                          Page 20
--  --------------------------                                           -------


                           have a material adverse financial effect on the financial condition of the Borrower.

GAAP Any accounting terms used and not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles as established by the Financial Accounting Standards Board ("GAAP"), consistently applied, and except as may be otherwise provided herein all financial data and statements submitted pursuant to this Credit Agreement shall be prepared in accordance with such principles.

INDEMNITY         If the introduction or implementation of or any change in or
PROVISIONS        in the interpretation of, or any change in its application to the Borrower of, any law or any regulation or guideline issued by any central bank or other governmental authority (whether or not having the force of law), including, without limitation, any reserve or special deposit requirement or any tax (other than tax on the Bank's general income) or any capital requirement, has due to the Bank's compliance the effect, directly or indirectly, of (i) increasing the cost to the Bank of performing its obligations hereunder; (ii) reducing any amount received or receivable by the Bank or its effective return hereunder; or (iii) causing the Bank to make any payment or to forgo any return based on any amount received or receivable by the Bank hereunder, then upon demand from time to time the Borrower shall pay such amount as shall compensate the Bank for any such cost, reduction, payment or foregone return. The Borrower shall further indemnify the Bank for all costs, losses and expenses incurred by the Bank in connection with the early termination of any LIBOR Period and agrees that the Bank shall have no liability to the Borrower for any reason in respect of any Availment other than on account of the Bank's negligence or wilful misconduct. Any certificate of the Bank in respect of the foregoing which presents the calculations relied upon by the Bank in reasonable detail will be conclusive and binding upon the Borrower, except for manifest error, provided that the Bank shall determine the amounts owing to it in good faith using any reasonable averaging and attribution methods.

INDEMNITY FOR     The Borrower hereby represents and warrants that the
ENVIRON-          Borrower's businesses and assets and those of its
MENTAL            subsidiaries are operated in material compliance with
HAZARDS           applicable Environmental Laws and that no enforcement action in respect thereof is threatened or pending, and the Borrower covenants to and to cause its subsidiaries to continue to so operate. If at any time the Bank has reasonable grounds for believing that the Borrower or one of its subsidiaries is not complying with applicable Environmental Laws then the Bank may request that the Borrower permit the Bank to conduct inspections, audits and appraisals of all or any of the records, business and

To: Penwest Pharmaceuticals Co.                                          Page 21
--  --------------------------                                           -------


                  assets of the Borrower and each of its subsidiaries, with the Bank to be indemnified by the Borrower for reasonable costs that it may incur with respect to such inspections, audits and appraisals if any material violation of applicable Environmental Laws is identified. The Borrower shall not unreasonably withhold its consent to such inspections, audits and appraisals, provided that negotiations between the Borrower and the Bank have been conducted which have resulted in the Bank and the Borrower reaching agreement as to what constitute reasonable costs for such inspections, audits or appraisals. If the Bank is required to expend any funds in compliance with applicable Environmental Laws, or court orders in respect thereof, the Borrower shall indemnify the Bank in respect of such expenditures as if an advance had been made to the Borrower under this Credit Agreement for such purpose. For purposes of this Credit Agreement, "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601 ET SEQ., as amended), the Resource, Conservation and Recovery Act (42 U.S.C. ss. 6901 ET SEQ., as amended), and similar federal, state, local and other statutes, ordinances, laws, rules and regulations in connection with environmental conditions, health and safety.

REPORTING         The Borrower covenants to provide to the Branch, to the
                  attention of Corporate Banking:

                  (1) audited annual financial statements of the Borrower within 120 days of each of its fiscal year-ends;

                  (2) unaudited quarterly financial statements of the Borrower within 60 days of the end of each of the first three quarters of each of the Borrower's fiscal years;

                  (3) audited, annual, consolidated financial statements of Penford within 120 days of the end of each of Penford's fiscal years

                  (4) within 60 days of the end of each of the first three quarters of each of the Borrower's fiscal years and within 120 days of each of the Borrower's fiscal year-ends, a certificate of a senior officer of the Borrower that the officer has no knowledge of any Event of Default, or of any event which, with notice or lapse of time, would constitute an Event of Default; and

                  (5) such other information as the Bank may reasonably request.

WITHHOLDING      All payments due hereunder shall be made free from any
TAXES & LEVIES   withholding tax

To: Penwest Pharmaceuticals Co.                                          Page 22
--  --------------------------                                           -------



                  or levy (such taxes and levies, other than taxes on the general income of the Bank, being the "Taxes"). The Borrower shall pay any Taxes in addition to such payments or shall indemnify the Bank for amounts paid by the Bank in respect of any Taxes and shall obtain and deliver to the Bank receipts in respect thereof.

EXPENSES All reasonable fees and out-of-pocket expenses of the Bank, including without limitation the Bank's reasonable attorney fees, in respect of preparation and enforcement of this Credit Agreement or any other agreement or instrument relating to the Credit, inspection and investigation costs, and other like administrative costs incurred during the currency of this Credit Agreement will be for the account of the Borrower. In the event litigation is commenced by a party hereto to enforce or interpret any provision of this Credit Agreement, the prevailing party in such litigation shall be entitled to receive, in addition to all other sums and relief, its reasonable costs and attorney fees, incurred both at and in preparation for trial and any appeal or review, such amount to be set by the court(s) before which the matter is heard. The Borrower also agrees to pay any reasonable attorney fees incurred by the Bank in connection with any bankruptcy or similar proceedings wherein the Borrower is the debtor.

EVIDENCE OF       The Borrower acknowledges that the actual recording of
INDEBTEDNESS      interest, fees and other amounts due with respect to the
                  Credit under this Credit Agreement in an account of the Borrower maintained by the Bank in respect thereof and payments made under the Credit in accordance with this Credit
                  Agreement shall constitute, except for obvious error, conclusive evidence of the Borrower's indebtedness and liability from time to time under this Credit Agreement in respect of the Credit; provided that the failure of the Bank to record same in such account shall not affect the obligation of the Borrower to pay or repay such indebtedness and liability in accordance with this Credit Agreement.

USURY             The provisions of this Credit Agreement shall be subject to
RESTRAINTS        any applicable law, regulation, order, rule or direction
                  ("Usury Restraint") which prohibits or restricts the charging, receipt or retention of interest or other amounts at the rates and amounts set forth herein (the "Stated Rate") in excess
                  (the "Excess") of the maximum rates or amount (the "Maximum
                  Rate") stipulated in the Usury Restraint. The provisions of this Credit Agreement shall not require the payment or permit the collection of interest in excess of the Maximum Rate from time to time. If the Bank complies (whether or not required to do so at law) with such Usury Restraint, then, to the extent permitted by law, a subsequent reduction in the Stated Rate below the Maximum Rate shall be deemed not to reduce the Stated Rate below the

To: Penwest Pharmaceuticals Co.                                          Page 23
--  --------------------------                                           -------


                  Maximum Rate until the total amount of interest and other amounts earned and retained, measured by a dollar amount, equals the amount of interest and other amounts which would have been earned and retained hereunder, inclusive of the Excess, measured by a dollar amount, if the Stated Rate had not been held at the Maximum Rate or any amount had not been refunded to the Borrower.

SEVERABILITY      The invalidity or unenforceability of any particular provision of this Credit Agreement shall not affect any other provision herein and the Agreement shall be construed as if the invalid or unenforceable provision had been omitted.

ASSIGNABILITY     The Borrower may not assign this Credit Agreement. The Bank, with the Guarantor's approval, which approval shall not be unreasonably withheld, may assign or grant participation in its rights and obligations hereunder, with each such assignee or participant to be entitled to rely on the section headed
                  INDEMNITY PROVISIONS as set out above, PROVIDED, HOWEVER, that no assignment or participation shall increase the liability of the Borrower for Taxes, indemnity or any other amount payable by the Borrower to the Bank hereunder over that for which the Borrower would be obligated in the absence of such assignment or participation. The Bank may also pledge its rights (but not its obligation to make the advances under the Credit) under this Credit Agreement and/or its advances hereunder to a Federal Reserve Bank in support of borrowings made by the Bank from such Federal Reserve Bank.

GOVERNING LAW     This Credit Agreement shall be construed in accordance with
& JURISDICTION    the law of the state of Oregon and for the purpose of any
                  legal actions or proceedings brought by the Bank in respect of the same, the Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court of such state and acknowledge its competence and the convenience and propriety of the venue and agree to be bound by any judgment thereof and not to seek, and hereby waive, any review of such judgments by the courts of any other jurisdiction. IN
                  ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT,
                  THE BORROWER WAIVES ANY AND ALL RIGHTS TO TRIAL THEREOF BY
                  JURY.

To: Penwest Pharmaceuticals Co.                                          Page 24
--  --------------------------                                           -------



UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE. THE TERM "US" MEANS THE BANK.

          Please indicate your acceptance of this Credit Agreement by signing and returning the enclosed duplicate copy of this letter on or before July 2, 1998.



                                             Yours truly,




                                             THE BANK OF NOVA SCOTIA


                                             by: /s/ Patrik G. Norris
                                                 -----------------------------
                                                 Patrik G. Norris, Officer


Accepted this 2nd day of
July, 1998


Penwest Pharmaceuticals Co.,
a Washington corporation



By:   /s/ Jennifer L. Good
      -------------------------------------
Name: Jennifer L. Good
      -------------------------------------

Title: VP Finance & Chief Financial Officer
      -------------------------------------

                          EXHIBIT A TO CREDIT AGREEMENT

                                     NOTICE



         Any notice or communication given under the Credit Agreement to which this Exhibit is attached shall be deemed to have been given

         (1) in the case of notice or communication to the Borrower, (i) upon facsimile transmission to facsimile no. 914-878-3498 (confirming telephone no. 914-878-8381), Attention: Jennifer
                  L. Good, or to such other facsimile number of which the Bank notifies the Borrower pursuant to this Exhibit; provided that transmission is confirmed by the sender's facsimile machine, or (ii) upon delivery in writing to the Borrower, Attention:
                  Jennifer L. Good, at its address as noted on page 1 of the Credit Agreement, or at such other address of which the Borrower notifies the Bank pursuant to this Exhibit;

         (2) in the case of notice or communication to the Bank with respect to administrative or operational issues, (i) upon facsimile transmission to the Scotiabanc, Inc., facsimile no. 404-888-8998 (confirming telephone no. 404-877-1563),
                  Attention: Ms. Hilma Gabbidon, or to such other facsimile number of which the Bank notifies the Borrower pursuant to this Exhibit; provided that transmission is confirmed by the sender's facsimile machine, or (ii) upon delivery in writing to the Scotiabanc, Inc., Attention: Ms. Hilma Gabbidon, at Suite 2700, 600 Peachtree Street, N.E., Atlanta, Georgia 30308, or at such other address of which the Bank notifies the Borrower pursuant to this Exhibit; and

         (3) in the case of notice or communication to the Bank with respect to credit issues, (i) upon facsimile transmission to the Branch, facsimile no. 503-222-5502 (confirming telephone no. 503-222-3148), Attention: Patrik G. Norris, or to such other facsimile number of which the Bank notifies the Borrower pursuant to this Exhibit; provided that transmission is confirmed by the sender's facsimile machine, or (ii) upon delivery in writing to the Branch at its address as noted on page 1 of the Credit Agreement or at such other address of which the Bank notifies the Borrower pursuant to this Exhibit.


Notice or communication to the Scotiabanc, Inc. hereunder to be effective on a certain Business Day must, unless otherwise provided in the Credit Agreement, be given prior to 11:00 a.m. Atlanta, Georgia time on that Business Day. Notice or communication to the Branch hereunder to be effective on a certain Business Day must, unless otherwise provided in the Credit Agreement, be given prior to 11:00 a.m. Portland, Oregon time on that Business Day.